Exhibit 10.49

LEAK-OUT AGREEMENT

This leak-out agreement, (this “Agreement”), dated as of March   , 2016, by and between Combimatrix Corporation (the “Company”) and the holder identified on the signature page hereto (the “Holder”) of the Series F Convertible Preferred Stock, par value of $0.001 per share (the “Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued in connection with the public offering (the “Offering”) of the Preferred Stock pursuant to the registration statement filed with the U.S. Securities and Exchange Commission on Form S-1 (registration No. 333-208704).  Defined terms not otherwise defined herein shall have the meanings set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Convertible Preferred Stock filed in connection with the Offering (the “Certificate of Designation”).

From the date hereof until such time that the Holder no longer holds Preferred Stock or shares of Common Stock issued upon conversion of the Preferred Stock (the “Leak Out Period”), the Holder agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the Securities Act) of the Holder which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, including in respect of the Securities, or (z) is subject to the Holder’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), that, the Holder will not, and will cause each of its Trading Affiliates not to, sell, dispose or otherwise transfer, in the aggregate, more than their pro-rata portion of 40% of the composite trading volume of the Common Stock as reported by Bloomberg, LP on any Trading Day(as defined below) (such percentage of composite trading volume, the “Leak Out Trading Volume”); provided, however, that the provisions of this sentence shall not apply to any sale, disposal or other transfer at a price greater than $5.00 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof).  Each Holder and its Trading Affiliates may, in the aggregate, on any Trading Day, sell up to the pro-rata portion of the Leak Out Trading Volume calculated as the quotient of (A) the number of shares of Common Stock issued to the Holder and its Trading Affiliates in the Offering (including any shares of Common Stock acquirable upon conversion in full of the Preferred Stock (without giving effect to any limitations on conversion set forth in the Certificate of Designation filed by the Company with the State of Delaware in connection with the Offering (the “Certificate of Designation”)) divided by (B) the aggregate number of shares of Common Stock issued in the Offering as set forth on Schedule A attached hereto (including any shares of Common Stock acquirable upon conversion in full of the Preferred Stock issued in the Offering (without giving effect to any limitations on conversion set forth in the Certificate of Designation)).  In the event that the Holder does not sell its pro-rata portion of the Leak Out Trading Volume on a given Trading Day for the maximum amount permitted during the Leak Out Period, the Holder shall not be permitted to accumulate or roll-forward to a subsequent Trading Day the amount to which the Holder was entitled to sell on such Trading Day but elected not to sell.  Any fractional shares resulting from the calculations shall be rounded down to the nearest whole share.  For the purposes of clarification, it is acknowledged and understood, that in no event will the aggregate sales of Common Stock on any given Trading Day by the Holder and the other holders of the Preferred Stock who have entered into an agreement with the Company, substantially similar in form and substance to this agreement, exceed the Leak Out Trading Volume.   “Trading Day” means any day on which the Common Stock is

traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.  For clarity, nothing herein shall limit the rights of a Holder in connection with a Fundamental Transaction (as defined under both the Certificate of Designation and the Warrants).

The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of Preferred Stock, and the Holder shall not be responsible in any way for the performance of the obligations of any other holder of Preferred Stock under any other agreement, as amended and restated.  Nothing contained herein or in any other agreement, as amended and restated, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the other holders of Preferred Stock as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and any other holder of Preferred Stock are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the other holders of Preferred Stock are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other holder of Preferred Stock to be joined as an additional party in any proceeding for such purpose.

The provisions of this Agreement and the other leak out agreements with the Preferred Stock holders in the Offering may be only be amended and/or waived with the prior written consent of the Company and the holders in interest of 67% or more of the then outstanding Preferred Stock (and Conversion Shares issued upon conversion of the Preferred Stock that are still held by the parties to this Agreement and the other similar agreements). This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank]

[SIGNATURE PAGE TO COMBIMATRIX LEAK-OUT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMBIMATRIX CORPORATION

By:
Name:
Title:

[NAME OF HOLDER]

By:
Name:
Title:

Dollar Amount of Preferred Stock:

[SIGNATURE PAGES CONTINUE]

SCHEDULE A

Name of Holder	Shares of Preferred Stock	Common Stock underlying Preferred Stock